Exhibit 10.2

FBR CAPITAL MARKETS CORPORATION

Form of Incentive Stock Option Agreement

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”), dated as of the __ day of _______, 2006, between FBR CAPITAL MARKETS CORPORATION, a Virginia corporation (the “U”), and ___________________ (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2006 Long-Term Incentive Plan (the “U”), a copy of which has been made available to the Participant. All terms used herein that are defined in the Plan have the meaning given them in the Plan.

1. Grant of Option. Pursuant to the Plan, the Company, on _______, 2006 (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and Option to purchase from the Company all or any part of an aggregate of ___________ Shares at the option price of $____ per Share (the “Option Price”). This Option is intended to be an “incentive stock option” under Section 422 of the Code. This Option will be exercisable as hereinafter provided.

2. Terms and Conditions. This Option is subject to the following terms and conditions:

(a) Expiration Date. This Option shall expire at 11:59 p.m. on the day preceding the tenth anniversary of the Date of Grant (the “Expiration Date”).

(b) Exercise of Option. This Option shall be fully exercisable (“Vested”): (i) on and after the third anniversary of the Date of Grant and upon the attainment of the performance goals established by the Committee and set forth on Schedule A hereto (the “Performance Goals”) or (ii) upon a Change in Control that occurs on or before the third anniversary of the Date of Grant. Once this Option becomes exercisable in accordance with clause (i) or clause (ii) of the preceding sentence, this Option shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to Paragraphs 3, 4 or 5 or until the Expiration Date. A partial exercise of this Option shall not affect the Participant’s right to exercise this Option with respect to the remaining Shares purchasable under this Option, subject to the terms and conditions of the Plan and this Agreement.

(c) Method of Exercise and Payment for Shares. This Option shall be exercised in accordance with the Plan by written notice delivered to the attention of the Company’s Chief Financial Officer at the Company’s principal executive office. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option Price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of Shares that have been held by the Participant for at least six months with an aggregate Fair Market Value (determined as of the preceding business day) which, together with any cash or cash equivalent paid by the Participant, is not less than the product of Option Price and the number of Shares for which the Option is being exercised.

(d) Nontransferability. This Option is nontransferable except that the Participant may transfer this Option by will or by the laws of descent and distribution.

3. Exercise in the Event of Death or Disability. Paragraph 2 of this Agreement to the contrary notwithstanding, if Participant dies before the expiration of Participant’s rights under this Option or if Participant’s employment with the Company and its Subsidiaries and Affiliates terminates before the expiration of Participant’s rights under this Option on account of disability, this Option shall be immediately Vested and exercisable, in whole or in part, and remain exercisable until the earlier of the first anniversary of Participant’s death or termination on account of disability, as applicable or the Expiration Date. For purposes of this Agreement, “disability” means permanent and total disability as determined by the Committee, in its sole discretion.

4. Exercise After Retirement. Paragraph 2 of this Agreement to the contrary notwithstanding, if Participant’s employment with the Company and its Subsidiaries and Affiliates terminates on account of retirement before the expiration of Participant’s rights under this Option, then (i) if this Option previously Vested it shall remain exercisable, in whole or in part, until the earlier of the third anniversary of Participant’s retirement and the Expiration Date and (ii) if this Option was not Vested on the date of retirement it shall become exercisable if the Option becomes Vested in accordance with Paragraph 2 before the third anniversary of Participant’s retirement, in which case this Option may be exercised, in whole or in part, until the earlier of the third anniversary of Participant’s retirement or the Expiration Date. This paragraph shall apply only if Participant enters into a non-compete, non-solicitation and confidentiality agreement in a form approved by the Committee. For purposes of this Agreement, “retirement” means retirement from employment with the Company, a Subsidiary or an Affiliate of the Company as determined by the Committee, in its sole discretion.

5. Termination for Cause. Paragraph 2 of this Agreement to the contrary notwithstanding, upon a Participant’s termination for cause, all Options outstanding as of the date of termination, whether Vested or not Vested, shall be immediately canceled. For purposes of this Agreement, “Cause” means (1) conviction of the Participant for any crime (or upon entering a plea of guilty or nolo contendre to a charge of any crime) constituting a felony, (2) dishonesty in the course of fulfilling a Participant’s employment duties or (3) willful and deliberate failure on the part of a Participant to perform his employment duties in any material respect. Notwithstanding the foregoing, if the Participant is a party to an employment agreement with the Company or any Subsidiary or Affiliate of the Company that contains a definition of “cause,” such definition shall apply to the Participant for purposes of this Agreement.

6. Exercise After Other Termination. Paragraph 2 of this Agreement to the contrary notwithstanding, upon a termination of Participant’s employment with the Company and its Subsidiaries and Affiliates before the expiration of Participant’s rights under this Option and for any reason not described in paragraph 3, 4 or 5, then (i) if this Option Vested before Participant’s termination of employment it shall remain exercisable, in whole or in part, until the earlier of the ninetieth day after termination or the Expiration Date and (ii) if this Option did not become Vested before Participant’s termination of employment it shall be cancelled as of the date of Participant’s termination of employment. The Committee, in its discretion, may require Participant to enter into a non-compete, non-solicitation and confidentiality agreement in a form acceptable to the Committee as a condition to Participant’s right to exercise this Option pursuant to this paragraph

7. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share such fraction shall be disregarded.

8. Change in Capital Structure. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, but without regard to the payment of any cash dividends by the Company in the ordinary course), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the terms of this Option shall be adjusted as the Committee determines is equitably required.

9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

10. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

11. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and agrees to be bound by all the terms and provisions thereof.

12. No Right to Continued Service. This Option does not confer upon the Participant any right with respect to continuance of service to the Company or an Affiliate or membership on the Board of Directors.

13. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto as of the date first set forth above.

FBR CAPITAL MARKETS CORPORATION

By:
Name: Title:

Participant

Printed Name: